Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

PISHPOSH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.000001 per share(1)	Rule 457(o)	2,168,674	$4.15	$8,999,997.10	$0.0001476		$1,328.40
Fees to Be Paid	Equity	Common Warrants to purchase Common Stock(3)	Rule 457(g)	2,168,674	-	-	-		-
Fees to Be Paid	Equity	Common Stock underlying the Common Warrants(3)(5)	Rule 457(g) and Rule 457(o)	2,168,674	$4.565	$9,899,996.81	$0.0001476		$1,461.24
Fees to Be Paid	Equity	Over-allotment option shares of Common Stock, par value $0.000001 per share(1)	Rule 457(o)	325,301	$4.15	$1,349,999.15	$0.0001476		$199.26
Fees to Be Paid	Equity	Representative’s Warrant to purchase Common Stock(3)	Rule 457(g)	-	-	-	-		-
Fees to Be Paid	Equity	Common Stock, par value $0.000001 per share, underlying Representative’s Warrants(2)(3)	Rule 457(g) and Rule 457(o)	130,120	$4.565	$593,997.80	$0.0001476		$87.67
Fees to Be Paid	Equity	Common Stock, par value $0.000001 per share(4)	Rule 457(c)	1,024,000	$4.15	$4,249,600.00	$0.0001476		$627.24

		Total Offering Amounts				$25,093,590.86			$3,703.81

		Total Fees Previously Paid						$
		Total Fee Offsets						$
		Net Fee Due							$3,703.81

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	The Registrant will issue to Alexander Capital, L.P., the representative of the underwriters, a warrant to purchase up to a number of shares of common stock equal to 6% of the number of shares of common stock sold in the offering, or 130,120 shares of common stock. The exercise price of the warrant is equal to 110% of the offering price of the shares of common stock offered hereby.

(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)

The Registration Statement also covers the resale by selling stockholders of the registrant of up to 1,024,000 shares of Common Stock previously issued to the selling stockholders as named in the prospectus contained in the registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(5)	The Common Warrants included as part of the units to be offered in this offering are exercisable at a per share exercise price equal to 110% of the public offering price per unit offered hereby.